Exhibit 99.1

     Brookline Bancorp Announces 2006 Third Quarter Earnings and
                         Dividend Declaration

    BROOKLINE, Mass.--(BUSINESS WIRE)--Oct. 19, 2006--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2006 third quarter and approval by the Board of Directors of a regular quarterly dividend of $0.085 per share payable November 15, 2006 to stockholders of record on October 31, 2006.

    The Company earned $5,109,000, or $0.08 per share on a basic and diluted basis, for the quarter ended September 30, 2006 compared to $5,521,000, or $0.09 per share on a basic and diluted basis, for the quarter ended September 30, 2005. As a result of a change in policy regarding the timing of dividend declarations, the Federal Home Loan Bank of Boston ("FHLB") declared cash dividends on its common stock in the 2006 third quarter that were equivalent to two quarters of income. FHLB dividend income in the 2006 and 2005 quarters was $761,000 and $239,000, respectively. Of the 2006 amount, $378,000 ($220,000 on an after-tax basis) is the amount that would have been recognized in the 2006 second quarter if the FHLB had not changed its policy. After exclusion of the extra quarterly dividend, the decline in net income was due primarily to the rise in the provision for loan losses from $32,000 in the 2005 quarter to $813,000 in the 2006 quarter. The considerably lower provision in the 2005 quarter was due primarily to a $650,000 credit resulting from payoff of loans acquired in the January 2005 Mystic transaction, including certain higher risk loans. Net income was also affected by the adverse consequences of an inverted yield curve environment. The negative effect of these factors on net income was softened by the additional earnings resulting from the purchase of a controlling interest in Eastern Funding LLC ("Eastern") on April 13, 2006.

    Net income for the nine months ended September 30, 2006 was $15,435,000, or $0.25 per share on a basic and diluted basis, compared to $16,494,000, or $0.27 per share on a basic and diluted basis, for the nine months ended September 30, 2005. Included in the 2006 and 2005 nine month periods were after-tax securities gains of $358,000 and $547,000, respectively. Excluding securities gains, the $870,000, or 5.5%, decline in net income was attributable primarily to a $1,196,000 ($696,000 on an after-tax basis) reduction in mortgage loan prepayment fees in the 2006 period compared to the 2005 period and the adverse consequences of the inverted yield curve environment.

    Interest rate spread has been declining steadily from 2.59% in the 2005 first quarter to 2.42% in the 2005 third quarter and to 2.17% in the 2006 third quarter (2.11% after exclusion of the extra FHLB dividend received in that quarter). The trend in net interest margin has been similar to that in interest rate spread, although less pronounced in the degree of decline. Net interest margin was 3.20% in the 2005 third quarter compared to 3.15% in the 2006 third quarter (3.11% after exclusion of the extra FHLB dividend). Net interest margin has been aided in the 2006 second and third quarters by inclusion of the higher yielding Eastern loan portfolio. Improvement in interest rate spread and net interest margin will continue to be difficult to achieve until the slope in the yield curve commences an upward movement.

    While interest income (excluding the extra FHLB dividend) was 27% higher in the 2006 third quarter than in the 2005 third quarter, interest expense rose 64% between the two quarterly periods. The significant increase in expense resulted from a rising interest rate environment triggered by rate setting actions of the Federal Reserve, increased competition for deposits and a shift in the mix of deposits. Customarily, higher rates are paid on certificates of deposit than on transaction accounts. Retail certificates of deposit comprised 61% of total retail deposits at September 30, 2006 compared to 55% at December 31, 2005 and 52% at September 30, 2005. As to asset yields, rates earned on mortgage loans generally are higher than the rates earned on most of the Company's other interest-earning assets. Over the past year, mortgage loan pricing has been subjected to increased competitive pressure and, as a result, it has been increasingly difficult to incorporate the rise in funding costs into the pricing of new loan originations. Due in part to this development, the average balance of mortgage loans outstanding was $13.8 million less in the 2006 third quarter compared to the 2006 second quarter and $11.9 million less in the 2006 nine month period compared to the 2005 nine month period.

    The provision for loan losses is comprised of amounts related to indirect automobile lending, the Eastern portfolio and the remainder of the Company's loan portfolio. The provisions related to indirect automobile lending in the 2006 and 2005 quarters were $850,000 and $692,000, respectively, and in the 2006 and 2005 nine month periods $2,355,000 and $2,019,000, respectively. The higher amounts resulted from increases in loans outstanding from $369 million at the end of 2004 to $459 million at the end of 2005 and $531 million at September 30, 2006. Net charge-offs in the 2006 and 2005 nine month periods were $1,380,000 and $863,000, respectively, or annualized rates of 0.36% and 0.28%, respectively, based on average indirect automobile loans outstanding during those periods. Indirect automobile loans delinquent more than 30 days were $4.8 million or 0.91% of the portfolio at September 30, 2006 compared to $5.3 million, or 1.01% of the portfolio, at June 30, 2006 and $5.5 million, or 1.21% of the portfolio, at December 31, 2005.

    The provision for loan losses related to the Eastern portfolio was $238,000 in the 2006 third quarter and $415,000 since the acquisition of a controlling interest by the Company in April 2006. The Eastern portfolio has increased from $106 million since the acquisition to $125 million at September 30, 2006. Loans delinquent over 30 days amounted to $2,077,000, or 1.66% of total loans at September 30, 2006. Of that amount, $796,000 is on non-accrual; additionally $400,000 is included in non-performing assets as equipment in possession. The rate of losses on Eastern loans will normally exceed that experienced in the other segments of the Company's loan portfolio because of the higher risk characteristics associated with those loans. Likewise, the yields earned on those loans are substantially higher than those earned on the other loan segments.

    Regarding the remainder of the loan portfolio, credits to the provision for loan losses of $275,000 and $660,000 were taken to income in the 2006 and 2005 third quarters, respectively, and $350,000 and $376,000 were taken to income in the 2006 and 2005 nine month periods, respectively. Such credits resulted from reductions in loans outstanding caused by payoffs.

    The decline in non-interest income in the 2006 nine month period compared to the 2005 nine month period was due primarily to the decreases in mortgage loan prepayment fees and securities gains mentioned earlier as well as the change in the reporting of the Company's share of Eastern's earnings from the equity method before the date of the acquisition to inclusion in the consolidated results subsequent to the date of acquisition.

    Non-interest expenses in the 2005 nine month period included $894,000 of merger/conversion expenses related to the Mystic acquisition. Excluding those expenses, the increases in non-interest expenses in the 2006 quarterly and nine month periods compared to the 2005 quarterly and nine month periods were due primarily to the inclusion of Eastern's expenses since the date of the acquisition, the expenses related to a new branch that opened in April 2006, the hiring of new loan officers, and higher processing and servicing costs resulting from growth of the indirect automobile loan portfolio.

    The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
                   (In thousands except share data)

                              September 30, December 31, September 30,
                                  2006         2005          2005
                              ------------- ------------ -------------

            ASSETS
------------------------------
Cash and due from banks       $     16,483  $    15,507  $     16,004
Short-term investments              97,454      102,888       133,707
Securities available for sale      367,373      374,906       349,813
Securities held to maturity
 (market value of $754, $423
 and $857, respectively)               745          410           841
Restricted equity securities        28,567       23,081        23,081
Loans                            1,800,408    1,636,755     1,620,090
Allowance for loan losses          (25,066)     (22,248)      (21,900)
                               ------------ ------------ -------------
   Net loans                     1,775,342    1,614,507     1,598,190
                               ------------ ------------ -------------
Other investment                         -        4,662         4,545
Accrued interest receivable         10,697        9,189         8,609
Bank premises and equipment,
 net                                 9,681       10,010        11,198
Other real estate owned                  -            -         1,150
Deferred income tax asset           11,581       11,347         9,486
Prepaid income taxes                 1,690            -         1,813
Goodwill                            42,489       35,615        35,615
Identified intangible assets,
 net of accumulated
 amortization of $4,035,
 $2,370 and $1,777,
 respectively                        8,917        9,471        10,064
Other assets                         4,453        3,111         2,972
                              ------------- ------------ -------------
   Total assets               $  2,375,472  $ 2,214,704  $  2,207,088
                              ============= ============ =============

LIABILITIES AND STOCKHOLDERS'
            EQUITY
------------------------------
Retail deposits               $  1,187,700  $ 1,168,307  $  1,153,854
Brokered deposits                   78,096            -             -
Borrowed funds                     489,537      411,507       421,896
Subordinated debt                   12,123       12,218        12,249
Mortgagors' escrow accounts          5,580        5,377         5,465
Income taxes payable                     -          630             -
Accrued expenses and other
 liabilities                        20,223       14,215        12,118
                              ------------- ------------ -------------
   Total liabilities             1,793,259    1,612,254     1,605,582
                              ------------- ------------ -------------

Minority interest in
 subsidiary                          1,331            -             -
                              ------------- ------------ -------------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued               -            -             -
  Common stock, $0.01 par
   value; 200,000,000 shares
   authorized; 62,989,384
   shares issued                       630          630           630
  Additional paid-in capital       507,056      512,338       512,163
  Retained earnings, partially
   restricted                       95,938      121,042       120,620
  Accumulated other
   comprehensive loss (A)           (1,091)      (1,577)       (1,158)
  Treasury stock, at cost -
   1,405,611 shares                (18,144)     (18,144)      (18,144)
  Unearned compensation -
   recognition and retention
   plans                                 -       (8,103)       (8,779)
  Unallocated common stock
   held by ESOP - 643,104
   shares, 685,161 shares and
   701,623 shares,
   respectively                     (3,507)      (3,736)       (3,826)
                              ------------- ------------ -------------
     Total stockholders'
      equity                       580,882      602,450       601,506
                              ------------- ------------ -------------

     Total liabilities and
      stockholders' equity    $  2,375,472  $ 2,214,704  $  2,207,088
                              ============= ============ =============

    (A) Represents net unrealized losses on securities available for sale, net of taxes.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
                   (In thousands except share data)

                         Three months ended       Nine months ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------

Interest income:
  Loans                 $  29,154   $  22,830   $  81,356   $  66,908
  Debt securities           3,774       2,876      11,033       7,787
  Marketable equity
   securities                  30          78          93         228
  Restricted equity
   securities                 763         241       1,074         699
  Short-term
   investments              1,436       1,259       3,874       3,115
                       ----------- ----------- ----------- -----------
   Total interest
    income                 35,157      27,284      97,430      78,737
                       ----------- ----------- ----------- -----------

Interest expense:
  Retail deposits           9,523       6,159      25,354      16,071
  Brokered deposits           968           -       1,605           -
  Borrowed funds            6,256       3,994      17,313      11,048
  Subordinated debt           236         182         667         485
                       -----------   --------- ----------- -----------
   Total interest
    expense                16,983      10,335      44,939      27,604
                       -----------   --------- ----------- -----------

Net interest income        18,174      16,949      52,491      51,133
Provision for loan
 losses                       813          32       2,420       1,643
                       -----------   --------- ----------- -----------
   Net interest income
    after provision
    for loan losses        17,361      16,917      50,071      49,490
                       -----------   --------- ----------- -----------

Non-interest income:
  Fees and charges            829         798       2,362       2,851
  Gains on securities,
   net                          -           -         558         853
  Equity interest in
   earnings from other
   investment                   -         110           1         328
  Other income                  8          20          27          92
                       ----------- ----------- ----------- -----------
   Total non-interest
    income                    837         928       2,948       4,124
                       ----------- ----------- ----------- -----------

Non-interest expense:
  Compensation and
   employee benefits        5,027       4,000      14,462      11,929
  Occupancy                   837         721       2,396       2,111
  Equipment and data
   processing               1,538       1,361       4,478       4,547
  Advertising and
   marketing                  294         352         749         807
  Merger/conversion             -           1           -         894
  Amortization of
   identified
   intangibles                526         593       1,579       1,778
  Other                     1,410       1,602       3,670       3,858
                       ----------- ----------- ----------- -----------
   Total non-interest
    expense                 9,632       8,630      27,334      25,924
                       ----------- ----------- ----------- -----------

Income before income
 taxes and minority
 interest                   8,566       9,215      25,685      27,690
Provision for income
 taxes                      3,383       3,694      10,109      11,196
                       ----------- ----------- ----------- -----------
   Net income before
    minority interest       5,183       5,521      15,576      16,494

Minority interest in
 earnings of
 subsidiary                    74           -         141           -
                       ----------- ----------- ----------- -----------
   Net income           $   5,109   $   5,521   $  15,435   $  16,494
                       =========== =========== =========== ===========

Earnings per common
 share:
   Basic                $    0.08   $    0.09   $    0.25   $    0.27
   Diluted                   0.08        0.09        0.25        0.27

Weighted average common
  shares outstanding
   during the period:
   Basic               60,387,098  60,108,206  60,353,648  60,026,232
   Diluted             61,060,561  60,948,961  61,064,942  60,830,950


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs


                                  Three months ended September 30,
                                --------------------------------------
                                               2006
                                ------------------------------------
                                                           Average
                                   Average     Interest     yield/
                                   balance        (1)        cost
                                ------------- ----------- ----------
                                        (Dollars in thousands)
Assets
--------------------------------
Interest-earning assets:
  Short-term investments        $    108,992  $    1,436       5.23%
  Debt securities (2)                349,759       3,865       4.42
  Equity securities (2) (4)           31,215         805      10.23
  Mortgage loans (3)               1,075,151      17,305       6.44
  Commercial loans - Eastern
   Funding (3)                       122,349       3,338      10.82
  Other commercial loans (3)          67,866       1,190       7.01
  Indirect automobile loans (3)      541,343       7,263       5.32
  Other consumer loans (3)             3,058          58       7.59
                                 ------------  ----------
   Total interest-earning assets   2,299,733      35,260       6.11%
                                               ---------- ----------
Allowance for loan losses            (25,000)
Non-interest earning assets          104,092
                                 ------------
   Total assets                 $  2,378,825
                                 ============

Liabilities and Stockholders'
 Equity
--------------------------------
Interest-bearing liabilities:
  Deposits:
   NOW accounts                 $     86,869          54       0.25%
   Savings accounts                  111,492         478       1.70
   Money market savings accounts     221,066       1,458       2.62
   Retail certificates of
    deposit                          694,076       7,533       4.31
                                 ------------  ----------
     Total retail deposits         1,113,503       9,523       3.39
   Brokered certificates of
    deposit                           71,574         968       5.37
                                 ------------  ----------
     Total deposits                1,185,077      10,491       3.51
  Borrowed funds                     512,691       6,256       4.77
  Subordinated debt                   12,144         236       7.60
                                 ------------  ----------
     Total interest bearing
      liabilities                  1,709,912      16,983       3.94%
                                               ---------- ----------
Non-interest-bearing demand
checking accounts                     59,864
Other liabilities                     24,088
                                 ------------
     Total liabilities             1,793,864
Stockholders' equity                 584,961
                                 ------------
     Total liabilities and
stockholders' equity            $  2,378,825
                                 ============
Net interest income (tax
 equivalent basis)/interest rate
 spread (5)                                       18,277       2.17%
                                                          ==========
Less adjustment of tax exempt
 income                                              103
                                               ----------
Net interest income                           $   18,174
                                               ==========
Net interest margin (6)                                        3.15%
                                                          ==========


                                  Three months ended September 30,
                                -------------------------------------
                                                2005
                                -------------------------------------
                                                           Average
                                   Average      Interest    yield/
                                   balance        (1)        cost
                                -------------  ---------- -----------
                                        (Dollars in thousands)
Assets
--------------------------------
Interest-earning assets:
  Short-term investments         $   148,957  $    1,259        3.35%
  Debt securities (2)                341,734       2,943        3.45
  Equity securities (2) (4)           31,572         348        4.38
  Mortgage loans (3)               1,089,451      16,762        6.15
  Commercial loans - Eastern
   Funding (3)                             -           -           -
  Other commercial loans (3)          73,321       1,124        6.11
  Indirect automobile loans (3)      444,258       4,892        4.37
  Other consumer loans (3)             3,117          52        7.19
                                  -----------  ----------
   Total interest-earning assets   2,132,410      27,380        5.12%
                                               ---------- -----------
Allowance for loan losses            (22,253)
Non-interest earning assets           99,631
                                  -----------
   Total assets                  $ 2,209,788
                                  ===========

Liabilities and Stockholders'
 Equity
--------------------------------
Interest-bearing liabilities:
  Deposits:
   NOW accounts                  $    96,616          45        0.18%
   Savings accounts                  143,306         507        1.40
   Money market savings accounts     260,271       1,161        1.77
   Retail certificates of
    deposit                          583,760       4,446        3.02
                                  -----------  ----------
     Total retail deposits         1,083,953       6,159        2.25
   Brokered certificates of
    deposit                                -           -           -
                                  -----------  ----------
     Total deposits                1,083,953       6,159        2.25
  Borrowed funds                     424,401       3,994        3.68
  Subordinated debt                   12,269         182        5.77
                                  -----------  ----------
     Total interest bearing
      liabilities                  1,520,623      10,335        2.70%
                                               ---------- -----------
Non-interest-bearing demand
checking accounts                     67,711
Other liabilities                     14,694
                                  -----------
     Total liabilities             1,603,028
Stockholders' equity                 606,760
                                  -----------
     Total liabilities and
stockholders' equity             $ 2,209,788
                                  ===========
Net interest income (tax
 equivalent basis)/interest rate
 spread (5)                                       17,045        2.42%
                                                          ===========
Less adjustment of tax exempt
 income                                               96
                                               ----------
Net interest income                           $   16,949
                                               ==========
Net interest margin (6)                                         3.20%
                                                          ===========

    (1) Tax exempt income on debt and equity securities is included on a tax equivalent basis.

    (2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

    (3) Loans on non-accrual status are included in average balances.

    (4) The Federal Home Loan Bank ("FHLB") changed the timing of its declaration of dividends on its common stock. As a result, no dividend was declared by the FHLB in the second quarter of 2006 and, accordingly, no dividend income was recognized by the Company in that period. In the third quarter of 2006, the FHLB declared dividends that were equivalent to two quarterly periods. The amount of dividend income recognized by the Company in the third quarter of 2006 and 2005 was $761 and $239, respectively. The yield on average interest-earning assets in the three months ended September 30, 2006 was 0.06% higher than it otherwise would have been if the equivalent of an extra quarterly dividend had not been received during that three month period.

    (5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

    (6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                 Three months ended  Nine months ended
                                   September 30,       September 30,
                                 ------------------  -----------------
                                   2006     2005      2006     2005
                                 --------- --------  -------- --------

Performance Ratios (annualized):
Return on average assets             0.86%    1.00%     0.89%    1.01%
Return on average stockholders'
 equity                              3.49%    3.64%     3.48%    3.59%
Interest rate spread                 2.17%    2.42%     2.16%    2.51%
Net interest margin                  3.15%    3.20%     3.13%    3.25%

Dividends paid per share during
 period                          $  0.285  $ 0.285   $ 0.655  $ 0.655


                                       At          At        At
                                   September    December September
                                       30,         31,       30,
                                      2006        2005      2005
                                   -----------  --------------------
                                   (Dollars in thousands except per
                                              share data)
Capital Ratio:
Stockholders' equity to total
 assets                                 24.45%     27.20%     27.25%

Asset Quality:
Non-performing loans               $    1,063  $     480  $     300
Non-performing assets                   2,299        973      1,869
Allowance for loan losses              25,066     22,248     21,900
Allowance for loan losses as a
 percent of total loans                  1.39%      1.36%      1.35%
Non-performing assets as a percent
 of total assets                         0.10%      0.04%      0.08%

Per Share Data:
Book value per share               $     9.43  $    9.78  $    9.77
Tangible book value per share      $     8.60  $    9.05  $    9.03
Market value per share             $    13.75  $   14.17  $   15.82


    CONTACT: Brookline Bancorp, Inc.
             Paul R. Bechet, 617-278-6405